As filed with the Securities and Exchange Commission on December 29, 2009
Registration No. 333-124942

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 ON FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIA GLOBALIZATION CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-2760393
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4336 Montgomery Ave.
Bethesda, Maryland 20814
(301) 983-0998
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland, 20814
(301) 983-0998
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With  a copy to:

Stanley S. Jutkowitz, Esq.
Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
(202) 463-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer                                            ☐                                Accelerated filer                                                         ☐

Non-accelerated filer                                              ☐                                Smaller reporting company                                       ☒
(Do not check if a smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 4 on Form S-3 relates in part to (i) the shares of common stock issuable upon exercise of warrants that were previously issued to public investors (ii) 500,000 units issuable to the underwriter from public offering pursuant to the purchase option that was previously granted to the underwriter, (iii) the warrants issuable pursuant to the purchase option that was previously issued to the underwriter and (iv) the shares of common stock issuable upon exercise of the warrants listed in subsection (iii), all in connection with the registrant’s initial public offering that were (together with certain other securities of the registrant) initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-124942) declared effective by the Securities and Exchange Commission on or about March 2, 2006. The Registration Statement was subsequently converted  into a Registration Statement on Form S-3 by Post-Effective Amendment No. 1 on Form S-3 declared effective by the Securities and Exchange Commission on or about March 17, 2008 and back to a Registration Statement on Form S-1 by Post-Effective Amendment No. 2 on Form S-1 filed with the Securities and Exchange Commission on October 29, 2008. This Post-Effective Amendment further relates in part to the registration for resale of: (i) shares of our common stock previously issued by us in private placements or issuable upon the exercise of warrants previously issued by in private placements and (ii) the warrants previously issued by in private placements.  All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering and the filing of Post-Effective Amendment No. 2.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ___, 2009

PROSPECTUS

India Globalization Capital, Inc.

Common Stock and Warrants
This prospectus relates to:

(i)  the purchase of 23,609,000 shares of common stock of India Globalization Capital, Inc. (“IGC” or “the Company”), par value $0.0001 per share, that are issuable upon the exercise of (A) 22,609,000 warrants originally issued in our initial public offering pursuant to a prospectus dated March 3, 2006, of which 11,855,122 warrants are outstanding as of November 30, 2009 and (B) warrants that are issuable upon the exercise of a unit purchase option (the “UPO”) sold to the underwriter for our initial public offering to purchase up to 500,000 units each consisting of one share of common stock and 2 warrants to purchase one share of common stock each. In order to obtain the shares, the holders of the warrants issued in our initial public offering to purchase 22,609,000 shares of our common stock must pay an exercise price of $5.00 per share for the shares underlying these warrants and the holders of the warrants issued in the UPO to purchase 1,000,000 shares of our common stock must pay an exercise price of $6.00. In order to obtain the UPO warrants, the holders of the UPO must first exercise the UPO at a price of $7.50 per unit.  All of the warrants expire on March 3, 2011 at 5:00 p.m., Washington, D.C. time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

(ii)  the purchase of 500,000 shares of common stock of IGC that are issuable upon the exercise of the UPO sold to the underwriter for our initial public offering. In order to obtain the shares, the holders of the UPO must first exercise the UPO at a price of $7.50 per unit.  The UPO expires on March 2, 2011 at 5:00 p.m., Washington, D.C. time.

(iii)  the resale of up to 4,968,703 shares of our common stock, including 3,778,703 shares of common stock currently outstanding and 1,190,000 shares of common stock issuable upon exercise of warrants issued by the  Company in private placements (the “Private Warrants”). The shares of common stock will be offered for resale by certain stockholders of the Company listed in this prospectus (the “Selling Stockholders”).  As of November 30, 2009, the Selling Stockholders held 3,583,919 shares of our common stock, including 3,193,919 shares of common stock currently outstanding and 390,000 shares of common stock issuable upon exercise of the Private Warrants of the 4,968,703 shares of our common stock initially registered for resale by the Selling Stockholders.

(iv)  the resale of up to 1,190,000 Private Warrants, each exercisable for 1 share of our common stock. The Private Warrants will be offered for resale by the Selling Stockholders.  As of November 30, 2009, the Selling Stockholders held 390,000 Private Warrants of the 1,190,000 Private Warrants initially registered for resale.

The shares of common stock and Private Warrants offered by the Selling Stockholders to which this prospectus relates may be sold from time to time by and for the accounts of the Selling Stockholders named in this prospectus or in supplements to this prospectus. The Selling Stockholders may sell all or a portion of these shares and Private Warrants from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The Company will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Stockholders.

Our units, shares of common stock and warrants are currently traded on the NYSE Amex under the symbols “IGC-U,” “IGC” and “IGC-WS,” respectively. As of December 21, 2009, the closing sale price of our units was $1.35, the closing sale price of our common stock was $1.42 and the closing sale price of our warrants was $0.07.

IGC is a Maryland corporation formed on April 29, 2005. Our offices are located at 4336 Montgomery Avenue, Bethesda, Maryland 20814. Our telephone number is (301) 983-0998.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks that you should consider as described in our most recent Annual Report on Form 10-K, and as described or may be described in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                        , 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully together with the documents incorporated by reference into this prospectus and described in “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” Unless otherwise stated in this prospectus, references to “registrant,” “we,” “us” or “our company” refer to India Globalization Capital, Inc. and its subsidiaries.

Background of India Globalization Capital, Inc. (IGC)

IGC, a Maryland corporation, was organized on April 29, 2005 as a blank check company formed for the purpose of acquiring one or more businesses with operations primarily in India through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition. On March 8, 2006, we completed an initial public offering.  On February 19, 2007, we incorporated India Globalization Capital, Mauritius, Limited (IGC-M), a wholly owned subsidiary, under the laws of Mauritius.  On March 7, 2008, we consummated the acquisition of 63% of the equity of Sricon Infrastructure Private Limited (Sricon) and 77% of the equity of Techni Bharathi Limited (TBL). The shares of the two Indian companies, Sricon and TBL, are held by IGC-M.

Most of the shares of Sricon and TBL acquired by IGC were purchased directly from the companies. IGC purchased a portion of the shares from the existing owners of the companies.  The founders and management of Sricon own 37% of Sricon and the founders and management of TBL own 23% of TBL.

In connection with the acquisitions, IGC borrowed approximately $17,000,000 from Sricon.   As the money was borrowed from Sricon, the repayment of the loan would not leave the consolidated balance sheet but would go towards expansion capital for the subsidiary.  However, non repayment could result in a decrease of our ownership of Sricon

The acquisitions were accounted for under the purchase method of accounting.  Under this method of accounting, for accounting and financial purposes, IGC-M, Limited was treated as the acquiring entity and Sricon and TBL as the acquired entities.  The financial statements provided here and going forward are the consolidated statements of IGC, which include IGC-M, Sricon, TBL and our other  subsidiaries.  However, historical description of our business for periods and dates prior to March 7, 2008 include information on Sricon and TBL.

Unless the context requires otherwise, all references in this report to the “Company”, “IGC”, “we”, “our”, and “us” refer to India Globalization Capital, Inc, together with its wholly owned subsidiary IGC-M, and its direct and indirect subsidiaries (Sricon, TBL, IGC-IMT, IGC-MPL and IGC-LPL).

Background of Indian Subsidiaries

Sricon Infrastructure Private Limited (“Sricon”) was incorporated as a private limited company on March 3, 1997 in Nagpur, India.  Sricon is an engineering and construction company that is engaged in three business areas: 12) civil construction of highways and other heavy construction, 2) mining and quarrying and 3) the construction and maintenance of high temperature cement and steel plants.  Sricon present and past clients include various Indian government organizations.

Techni Bharathi Limited (“TBL”) was incorporated as a public (but not listed on the stock market) limited company on June 19, 1982 in Cochin, India.  TBL is an engineering and construction company engaged in the execution of civil construction and structural engineering projects.  TBL has a focus in the Indian states of Andhra Pradesh, Karnataka, Assam and Tamil Nadu. Its present and past clients include various Indian government organizations.

Indian IGC Materials, Private Limited (IGC-MPL) and  IGC Logistics, Private Limited (IGC-LPL), are based in Nagpur India and were incorporated in June 2009.  They are wholly owned subsidiaries of IGC-M.  The two companies focus on infrastructure materials like rock aggregate, bricks, concrete and other material as well as the logistical support for the transportation of infrastructure material.  IGC India Mining and Trading (IGC IMT) was incorporated in December 2008 in Chennai, India.   IGC-IMT is involved with the export of iron ore to China.

Our approach is to offer a suite of services to customers involving construction as well as sale and transportation of materials.

Our principal executive offices are located at 4336 Montgomery Ave, Bethesda, Maryland 20814 and our telephone number is (301) 983-0998.

We maintain a website at http:/ www.indiaglobalcap.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus.

THE OFFERING

We are registering (i)  the purchase of 23,609,000 shares of common stock of India Globalization Capital, Inc. (“IGC” or “the Company”), par value $0.0001 per share, that are issuable upon the exercise of (A) 22,609,000 warrants originally issued in our initial public offering pursuant to a prospectus dated March 3, 2006, of which 11,855,122 warrants are outstanding as of November 30, 2009 and (B) warrants that are issuable upon the exercise of a unit purchase option (the “UPO”) sold to the underwriter for our initial public offering to purchase up to 500,000 units each consisting of one share of common stock and 2 warrants to purchase one share of common stock each.   We have also agreed to register (i) 4,968,703 shares owned by the Selling Stockholders or issuable to the Selling Stockholders by exercise of warrants they own (including the warrants registered hereunder), of which 3,583,919 shares were held by, or issuable to, the Selling Stockholders as of November 30, 2009 and (ii) 1,190,000 warrants owned by the Selling Stockholders, of which 390,000 warrants were held by the Selling Stockholders as of November 30, 2009, for resale pursuant to this prospectus, which comprise all of our shares and warrants owned by certain of the Selling Stockholders.

Shares of common stock offered for resale:	4,968,703 shares, of which 3,583,919 shares were held by, or issuable to, the Selling Stockholders as of November 30, 2009
Warrants to purchase shares of common stock offered for resale:	1,190,000 warrants, each exercisable for 1 share of common stock, of which 390,000 warrants were held by the Selling Stockholders as of November 30, 2009 (the “Private Warrants”)
Securities offered upon the exercise of warrants:
22,949,000 shares of common stock underlying warrants with an exercise price of $5.00 per share, of which 11,855,122 warrants were outstanding as of November 30, 2009. The warrants expire on March 3, 2011.

1,000,000 shares of common stock, underlying the unit purchase option warrants with an exercise price of $6.00 per share.

Number of shares of common stock outstanding before this offering:	12,898,291 shares1

Number of shares of common stock to be outstanding after this offering:	26,643,413 shares, assuming exercise of the unit purchase option and all of the currently outstanding warrants including the Private Warrants.1

Warrant Terms:	_

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants are currently exercisable.
The warrants will expire at 5:00 p.m., Washington, DC time, on March 3, 2011 or earlier upon redemption.

Redemption:
We may redeem the outstanding warrants (including warrants held by our Underwriters as a result of the exercise of the unit purchase option) and the warrants issued to Selling Stockholders:

• in whole and not in part;
• at a price of $.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days’ prior written notice of redemption; and
• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of  redemption.

Number of shares of common stock outstanding before this offering:	12,898,291 shares1

NYSE Amex symbols:

Units:	IGC-U

Common Stock:	IGC

Warrants:	IGC-WS

Offering proceeds:
Assuming the exercise of the unit purchase option and all the warrants, including the Private Warrants, we would receive gross proceeds of $70,975,610.  We intend to use the proceeds for working capital, operating expenses and other general corporate purposes. If at the time the warrants are exercised we have incurred indebtedness, we may also use the proceeds to repay indebtedness.  We will not receive any proceeds from the resale of shares of common stock or warrants by the Selling Stockholders.

1
Based on 12,898,291 shares outstanding as of November 30, 2009. Excludes 11,855,122 shares of our common stock issuable upon the exercise of warrants outstanding as of November 30, 2009, 390,000 shares of our common stock issuable upon the exercise of Private Warrants outstanding as of November 30, 2009, 1,491,000 shares of our common stock issuable upon the exercise of options issued under our stock incentive plan and outstanding as of November 30, 2009, and 290,263 shares of common stock available for future issuance under our stock incentive plan as of November 30, 2009.

RISK FACTORS

You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended March 31, 2009, as well as the other information contained or incorporated by reference in this prospectus or any supplement thereto before deciding to invest in the common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by us in light of our experience and our perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Assuming the exercise of all the warrants, including the Private Warrants, and the unit purchase option for cash, we will receive gross proceeds of $70,975,610.  We intend to use the proceeds for working capital, operating expenses and other general corporate purposes. If at the time the warrants are exercised we have incurred indebtedness, we may also use the proceeds to repay indebtedness. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants. The exercise price of the IPO warrants covering 22,949,000 shares of common stock of which 11,855,122 warrants were outstanding as of November 30, 2009 is $5.00 per share. The offering price of the 1,000,000 warrants underlying the unit purchase option units is determined by reference to the exercise price of the unit purchase option.  The exercise price of the warrants underlying the unit purchase option covering 1,000,000 shares of common stock is $6.25 per share.  The prices at which the shares of common stock and warrants being offered for resale by the Selling Stockholders and covered by this prospectus may actually be disposed may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

SELLING STOCKHOLDERS

The following tables set forth information with respect to the beneficial ownership of our common stock by the Selling Stockholders as of November 30, 2009. Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. For a discussion of material relationships with the Selling Stockholders, see “Certain Relationships and Related Transactions” below.

The Selling Stockholders, if they desire, may dispose of the shares and warrants covered by this prospectus from time to time at such prices as they may choose. Before a stockholder not named below may use this prospectus in connection with an offering of shares, this prospectus must be amended or supplemented to include the name and number of shares beneficially owned by the selling stockholder and the number of shares to be offered. Any amended or supplemented prospectus also will disclose whether any selling stockholder named in that amended or supplemented prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented prospectus.

	Beneficial Ownership of Selling Stockholders Before this Offering		Number of Securities	Beneficial Ownership Upon Completion of this Offering (Assuming all Securities Offered hereby are Sold)(1)
	Number of		Being	Number of
Name	Shares	Percent	Offered (1)	Shares	Percent
Ranga Krishna (2)	2,215,624	16.8%	2,160,489	55,135	*	%
Ram Mukunda (3)	1,449,914	10.6%	618,182	831,732	6.1%
John Cherin (4)	37,915	*	24,999	12,916	*
Patricia Cherin(4)	167,749	*	167,749	0	*
Sudhakar Shenoy(5)	175,000	*	50,000	125,000	*
Suhail Nathani(6)	150,000	*	50,000	100,000	*
Larry Pressler	25,000	*	25,000	0	*
P.G. Kakodkar	12,500	*	12,500	0	*
Shakti Sinha	12,500	*	12,500	0	*
Dr. Prabuddha Ganguli	12,500		12,500	0	*
Dr. Anil K. Gupta	25,000	*	25,000	0	*
Parveen Mukunda	425,000	3.5%	425,000	0	*
Arterio, Inc.	5,189	*	5,189	0	*
Domanco Venture Capital Fund	5,189	*	5,189	0	*
Anthony Polak	7,783	*	7,783	0	*
Anthony Polak “S”	5,189	*	5,189	0	*
Jamie Polak	5,189	*	5,189	0	*

*	Represents less than 1% of the outstanding shares of our common stock.
(1)
Securities being sold are shares of Common Stock except as set forth herein.  Ranga Krishna is selling 1,909,289 shares of our common stock and warrants to purchase 290,000 shares of common stock and/or the shares underlying such warrants.  Ram Mukunda is selling 551,514 shares of our common stock and warrants to purchase 66,668 shares of common stock and/or the shares underlying such warrants.   John Cherin is selling 8,333 shares of our common stock and warrants to purchase 16,666 shares of common stock and/or the shares underlying such warrants.   Patricia Cherin is selling 152,083 shares of our common stock and warrants to purchase 16,666 shares of common stock and/or the shares underlying such warrants.

(2)
Includes warrants to purchase 290,000 shares of common stock which are exercisable within sixty (60) days of November 30, 2009, all of which are currently exercisable. Includes warrants to purchase 290,000 shares of common stock which are exercisable within sixty (60) days of November 30, 2009, all of which are currently exercisable.  Includes 1,879,279 shares beneficially owned by Wachovia Corporation, which has sole voting and dispositive control over the shares.   Dr. Krishna is entitled to 100% of the economic benefits of the shares.

(3)
Includes (i) 245,175 shares of common stock directly owned by Mr. Mukunda, (ii) 425,000 shares of common stock owned by Mr. Mukunda’s wife Parveen Mukunda, (iii) options to purchase 635,000 shares of common stock which are exercisable within sixty (60) days of November 30, 2009, all of which are currently exercisable and (iv) warrants to purchase 144,739 shares of common stock, of which warrants to purchase 28,571 shares of common stock are owned by Mr. Mukunda’s wife Parveen Mukunda and all of which are exercisable within sixty (60) days of November 30, 2009, all of which are currently exercisable.  The securities remaining total for Ram Mukunda assumes the sale of 425,000 shares of common stock beneficially owned by him which are owned by his wife Parveen Mukunda who is selling the shares pursuant to this prospectus.

(4)	Includes warrants to purchase 16,666 shares of common stock which are exercisable within sixty (60) days of November 30, 2009, all of which are currently exercisable.
(5)	Includes options to purchase 125,000 shares of common stock, which are both exercisable within sixty (60) days of November 30, 2009 and currently exercisable
(6)	Includes options to purchase 100,000 shares of common stock, which are both exercisable within sixty (60) days of November 30, 2009 and currently exercisable.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company. Pursuant to the terms of the unit purchase option, the units will be distributed to the option holder delivering a duly executed and completed exercise form to us together with payment for the exercise price.

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock or warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares or warrants:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	Block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Short sales;

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares or warrants at a stipulated price per share or warrant;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares or warrants under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares or warrants, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them or warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock or warrants from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock or warrants from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock or warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock or warrants. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock or warrants , nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock or warrants by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock or warrants, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock or warrants, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of our common stock and activities of the Selling Stockholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Seyfarth Shaw LLP, Chicago, Illinois.

Experts

The consolidated financial statements and financial statement schedule of India Globalization Capital, Inc. and subsidiaries as of March 31, 2009 and 2008, and for each of the years in the two-year period ended March 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Yoganandh & Ram, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC by India Globalization Capital, Inc. (the “Company”) pursuant to the Securities Act of 1933, as amended (the “Securities Act:”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed with the Securities and Exchange Commission on July 14, 2009

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 12, 2009

●
Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2009, as amended by our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 17, 2009

●	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2009

●	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2009

●	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2009

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 12, 2009

●	Our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2009

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act on March 7, 2006.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Copies of the above documents (other than exhibits to such documents) may be obtained upon request without charge upon writing to India Globalization Capital, Inc., Attn: Corporate Secretary, 4336 Montgomery Ave, Bethesda, Maryland 20814.

WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INDIA GLOBALIZATION CAPITAL, INC.
Common Stock and Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following  table sets forth various expenses which are estimated to be incurred in connection with the offer and sale from  time to time of up to 23,949,000 shares of our common stock issuable upon the exercise of warrants sold in our initial public offering and warrants issuable upon exercise of the UPO.  For information concerning the various expenses incurred in connection with the initial public offering,  see Item 13 of Part II of Amendment No. 7 to this Registration Statement.  We will pay all of these expenses. These expenses exclude brokerage commissions, discounts or other expenses relating to the sale of the shares and warrants by the selling security holders which will be paid by the selling security holders.

Legal Fees and Expenses(1)	3,500
Accounting Fees and Expenses(1)	5,000
Printing and Engraving Expenses(1)	10,000
Miscellaneous(1)	1,500

Total	$20,000

(1)	Estimated.

Item 15.	Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law. Section 2-418 of the Maryland General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 2-418. Indemnification of directors, officers, employees and agents.

(a) Definitions. — In this section the following words have the meanings indicated.

(1)
“Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2)
“Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)	”Expenses” includes attorney’s fees.
(4)	“Official capacity” means the following:
(i)	When used with respect to a director, the office of director in the corporation; and
(ii)
When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii)	“Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
(5)	“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(6)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director. —

(1)	A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)	The act or omission of the director was material to the matter giving rise to the proceeding; and
1.	Was committed in bad faith; or
2.	Was the result of active and deliberate dishonesty; or
(ii)	The director actually received an improper personal benefit in money, property, or services; or
(iii)	In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)	(i)	Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
(ii)
However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)	(i)	The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
(ii)
The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4)	A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i)	For a proceeding brought to enforce indemnification under this section; or
(ii)
If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit. — A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense — Unless limited by the charter:

(1)
A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2)	A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)
If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)
If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3)	A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper. — (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

             (2)           Such determination shall be made:

(i)
By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii)
 By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)	By the stockholders.

(3)
Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4)	Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action. — (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i)	A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and
(ii)	A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)
The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)	Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision. — The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness. — This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

                    (i) Director’s service to employee benefit plan. — For purposes of this section:

(1)
The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2)	Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and
(3)
Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j)           Officer, employee or agent. — Unless limited by the charter:

(1)
An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2)	A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and
(3)
A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection. — (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2)	A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3)	The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders. — Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article Tenth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 2-418 of the MGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 2-418 of the Maryland General Corporation Law.

Item 16.	Exhibits

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1	Share Subscription Cum Purchase Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.*
2.2
Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on December 19, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein*

2.3
Second Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.*

2.4	Shareholders Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein*
2.5	Share Subscription Cum Purchase Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein*
2.6
Amendment to the Share Subscription Agreement Dated September 16, 2007, entered into on December 21, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein*

2.7	Shareholders Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Barathi Limited and the persons named as Promoters therein*
2.8	Share Purchase Agreement dated September 21, 2007 by and between India Globalization Capital, Inc. and Odeon Limited*
2.9
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bharathi Limited amending the Share Purchase Agreement dated September 21, 2007 by and among India Globalization Capital, Inc. and Odeon Limited*

3.1	Amended and Restated Articles of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Purchase Option to be granted to the Representative**
5.1	Opinion of Seyfarth Shaw LLP **
23.1	Consent of Yoganandh & Ram
23.2	Consent of Seyfarth Shaw LLP (incorporated by reference from Exhibit 5.1)* *
23.3	Consent of Mega Ace Consultancy**
24	Power of Attorney**
99.1	Code of Ethics**

*	Filed as an exhibit to the Registrant’s definitive proxy statement relating to its 2008 Special Meeting of Stockholders filed with the SEC on February 8, 2008 and incorporated herein by reference.
**	Previously filed as an exhibit to this Registration Statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on December 29, 2009.

INDIA GLOBALIZATION CAPITAL, INC.

By:	/s/ Ram Mukunda
Name:	Ram Mukunda
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 29, 2009. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Ram Mukunda	President and Chief Executive Officer	December 29, 2009
Ram Mukunda	(Principal Executive Officer)

/s/ *	Chairman	December 29, 2009
Ranga Krishna

/s/ John Selveraj	Treasurer	December 29, 2009
John Selveraj	(Principal Financial and Accounting Officer)

/s/ *	Director	December 29, 2009
Suhail Nathani

/s/ *	Director	December 29, 2009
Sudhakar Shenoy

/s/ *	Director	December 29, 2009
Richard Prins

*By:	/s/ Ram Mukunda
Ram Mukunda
Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Subscription Cum Purchase Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.*
2.2
Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on December 19, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein*

2.3
Second Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.*

2.4	Shareholders Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein*
2.5	Share Subscription Cum Purchase Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein*
2.6
Amendment to the Share Subscription Agreement Dated September 16, 2007, entered into on December 21, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein*

2.7	Shareholders Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Barathi Limited and the persons named as Promoters therein*
2.8	Share Purchase Agreement dated September 21, 2007 by and between India Globalization Capital, Inc. and Odeon Limited*
2.9
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bharathi Limited amending the Share Purchase Agreement dated September 21, 2007 by and among India Globalization Capital, Inc. and Odeon Limited*

3.1	Amended and Restated Articles of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Purchase Option to be granted to the Representative**
5.1	Opinion of Seyfarth Shaw LLP**
23.1	Consent of Yoganandh & Ram
23.2	Consent of Seyfarth Shaw LLP (incorporated by reference from Exhibit 5.1)**
23.3	Consent of Mega Ace Consultancy**
24	Power of Attorney**
99.1	Code of Ethics**

*	Filed as an exhibit to the Registrant’s definitive proxy statement relating to its 2008 Special Meeting of Stockholders filed with the SEC on February 8, 2008 and incorporated herein by reference.
**	Previously filed as an exhibit to this Registration Statement.